Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:

Mark Ties, CFO XATA Corporation 952-707-5600 mark.ties@xata.com
XATA Reports Fiscal 2011 First Quarter Results
Software revenue growth of 17 percent results in a $0.06 non-GAAP earnings per diluted share for first quarter of fiscal 2011
MINNEAPOLIS, Feb. 2, 2011 — XATA Corporation (NASDAQ:XATA), reported results for its first quarter fiscal year 2011 period ended December 31, 2010.
Total revenue was $14.0 million for the quarter ended December 31, 2010, compared to $17.5 million for the same period of fiscal 2010. Net loss to common shareholders for the first quarter of fiscal 2011 was $0.1 million, compared to a net loss to common shareholders of $1.7 million for the same period in fiscal 2010. Other comments include:
•	Software revenue grew 17 percent to $11.3 million for the quarter ended December 31, 2010, compared to $9.7 million for the same period of fiscal 2010.

•	The Company acquired 48 new customers in the first quarter of fiscal 2011, bringing its total customer count to approximately 1,500.

•	Software revenue grew approximately 5 percent on an organic basis in the first quarter of fiscal 2011, with our flagship XATANET and Turnpike products growing at approximately 13 percent.

•	Fiscal 2011 first quarter software revenue accounted for 81 percent of total revenue, compared to 55 percent for the same period of fiscal 2010.

•	System and service revenues were $2.6 million in the first quarter of fiscal 2011 compared to $7.3 million in the first quarter of fiscal 2010.

•	Cash flow from operations was $1.5 million for the first quarter of fiscal 2011.
“The increase we showed in recurring software revenue supports our growth strategy, but that was offset by the delay we experienced in the transition to our next generation on-board XATANET platform” said Jay Coughlan, chairman and president of XATA. “Fortunately, this new system is scheduled for release this month with several customers already contracted to receive it. We are excited about this release and are looking forward to the impact it will have on our market potential.”
“Continued improvement in our software margins again allowed the Company to generate positive non-GAAP earnings and cash flow from operations,” said Mark Ties, chief financial officer of XATA.

XATA Releases Fiscal 2011 First Quarter Results — Page 2
Gross margins were 60 percent for the first quarter of fiscal 2011, compared to 45 percent for the same period of fiscal 2010. This margin increase was driven largely by a favorable revenue mix shifting towards higher margin software revenue. Software margins of 75.5 percent for the first quarter of fiscal 2011 were consistent with the same period of fiscal 2010.
For the first quarter of fiscal 2011 selling, general and administrative costs of $6.1 million remained flat with the first quarter of fiscal 2010. The Company’s ability to streamline its operations allowed it to hold these costs flat with fiscal 2010 which only contained one month of the Turnpike operations which were acquired in December 2009.
Research and development costs were $2.2 million and $1.3 million for the first quarter of fiscal 2011 and 2010, respectively. The increase in fiscal 2011 was driven by additional investment in research and development costs associated with new functionality and the impact of the Turnpike acquisition.
Net loss to common shareholders for the first quarter of fiscal 2011 improved to $0.1 million, compared to a net loss to common shareholders of $1.7 million for the same period in fiscal 2010. As a result the Company reported a loss of $0.01 per diluted share for the three months ended December 31, 2010, compared to a loss of $0.20 per diluted share in the same period last year.
For the first quarter of fiscal 2011, the Company reported non-GAAP earnings (earnings before interest (net), non-recurring acquisition and financing related costs, taxes, depreciation, amortization, stock based compensation and preferred stock dividends and deemed dividends) of $1.6 million which is flat as compared to the same period of fiscal 2010.
As of December 31, 2010, the Company held $14.0 million in cash and cash equivalents and had working capital of $18.0 million, excluding the current portion of long-term obligations and deferred revenue and applicable deferred costs.
Non-GAAP vs. GAAP Financials
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, the Company provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP earnings, which is earnings before interest (net), acquisition and financing related costs, taxes, depreciation, amortization, stock based compensation and preferred stock dividends and deemed dividends, and non-GAAP earnings per diluted share. The Company’s reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results.
These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance and ability to generate cash flow. In many cases non-
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XATA Releases Fiscal 2011 First Quarter Results — Page 3
GAAP financial measures are used by analysts and investors to evaluate the Company’s performance. Reconciliation to the nearest GAAP measure of all non-GAAP measures included in this press release can be found in a financial table included below.
About XATA
Based in Minneapolis, MN, XATA Corporation (NASDAQ:XATA) is an expert in optimizing fleet operations by reducing costs and ensuring regulatory compliance for the trucking industry. Our customers have access to current vehicle data anywhere, anytime, through our monthly service packages. Our software and professional services help companies manage fleet operations, enhance driver safety and deliver a higher level of customer satisfaction. XATA provides expert services to develop the business processes required to deliver the profitability, safety and service level demanded by today’s competitive transportation environments. For more information, visit www.xata.com or call 1-800-745-9282.
Cautionary note regarding forward-looking statements.
This announcement includes forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Such statements are based on current expectations, and actual results may differ materially. The forward-looking statements in this announcement are subject to a number of risks and uncertainties including, but not limited to, the possibility of continuing operating losses, the ability to adapt to rapid technological change, dependence on positioning systems and communication networks owned and controlled by others, the receipt and fulfillment of new orders for current products, the timely introduction and market acceptance of new products, the ability to fund future research and development activities, the ability to establish and maintain strategic partner relationships, and the other factors discussed under “Risk Factors” in Part IA, Item 1 of our Annual Report on Form 10-K for the fiscal year ended September 30, 2009 (as updated in our subsequent reports filed with the SEC). These reports are available under the “Investors” section of our Web site at www.xata.com and through the SEC Web site at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.
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XATA Releases Fiscal 2011 First Quarter Results — Page 4
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	December 31,
	2010	2009

Revenue	$13,978	$17,523

Cost of goods sold	5,658	9,692
Selling, general and administrative	6,113	6,150
Research and development	2,224	1,333
Acquisition related costs	—	779

Total costs and expenses	13,995	17,954

Operating loss	(17)	(431)
Net interest and other expense	(83)	(276)
Interest expense on financing activities	—	(779)
Acquisition related interest and mark to market	—	(162)

Loss before income taxes	(100)	(1,648)
Income tax expense (benefit)	(15)	—

Net loss	(85)	(1,648)

Preferred stock dividends and deemed dividends	(35)	(65)

Net loss to common shareholders	$(120)	$(1,713)

Net loss per common share:
Basic and diluted	$(0.01)	$(0.20)

Weighted average common and common share equivalents:
Basic and diluted	9,740	8,646

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XATA Releases Fiscal 2011 First Quarter Results — Page 5
XATA CORPORATION
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	December 31,	September 30,
	2010	2010
	(Unaudited)
Current assets
Cash and cash equivalents	$14,030	$13,374
Accounts receivable, net	6,493	11,392
Inventories	4,107	3,047
Deferred product costs	1,875	2,042
Prepaid expenses and other current assets	1,134	1,260

Total current assets	$27,639	$31,115

Equipment and leasehold improvements, net	6,651	5,798
Intangible assets, net	14,417	14,901
Goodwill	17,525	17,048
Deferred product costs, non-current	1,491	1,757
Deferred tax assets	348	337
Other assets	410	420

Total assets	$68,481	$71,376

Current liabilities
Current portion of long-term obligations	$973	$839
Accounts payable	3,842	5,138
Accrued expenses	3,917	4,872
Deferred revenue	3,878	5,070

Total current liabilities	$12,610	$15,919

Long-term obligations, net of current portion	688	485
Deferred revenue, net of current portion	2,976	3,591
Deferred tax liabilities	2,317	2,242
Other long-term liabilities	592	638

Total liabilities	$19,183	$22,875

Shareholders’ equity
Preferred stock	44,068	43,980
Common stock	44,232	41,637
Contingent common stock earn-out	4,062	6,452
Accumulated deficit	(44,249)	(44,129)
Accumulated other comprehensive income	1,185	561

Total shareholders’ equity	49,298	48,501

Total liabilities and shareholders’ equity	$68,481	$71,376

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XATA Releases Fiscal 2011 First Quarter Results — Page 6
XATA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	December 31,
	2010	2009

Net loss to common shareholders	$(120)	$(1,713)

Adjustments:
Depreciation and amortization expense	1,440	935
Stock-based compensation	205	287
Net interest expense	40	282
Preferred stock dividends and deemed dividends	35	65
Income taxes	(15)	—
Interest expense on financing activities	—	779
Acquisition related interest, mark to market, and costs	—	941

Total adjustments	1,705	3,289

Non-GAAP earnings	$1,585	$1,576

Non-GAAP earnings per diluted share	$0.06	$0.10

Shares used in calculating non-GAAP earnings per diluted share	26,151	15,181

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